                                                                    EXHIBIT 23.1

                           [ARTHUR ANDERSEN LLP LOGO]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 20, 1998 on the consolidated financial statements of MRV Communications, Inc. (and to all references to our Firm) included in or made a part of this registration statement.


                                                  /s/ ARTHUR ANDERSEN LLP
                                                  ------------------------------
                                                  ARTHUR ANDERSEN LLP

Los Angeles, California
December 7, 1998